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                                                                 Exhibit i(1)(k)


                          [FOLEY : LARDNER LETTERHEAD]


                         OPINION AND CONSENT OF COUNSEL


                                  June 9, 2003




AIM Variable Insurance Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Executives:

      This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by AIM Variable Insurance Funds, a Delaware statutory trust (the "Trust"), of Post-Effective Amendment No. 26 under the Securities Act of 1933 ("1933 Act") to the Trust's Registration Statement on Form N-1A (File No. 33-57340, the "Registration Statement") relating to an indefinite number of the Trust's authorized Series I and Series II classes of shares of beneficial interest for two new series of the Trust, namely, AIM V.I. Large Cap Growth Fund and AIM V.I. Small Cap Equity Fund (collectively, the "Funds").

      We have examined the following Trust documents: the Certificate of Trust, dated December 6, 1999; the Agreement and Declaration of Trust, dated December 6, 1999, amended and restated May 15, 2002, as further amended May 30, 2003, which refers to Series I and Series II classes of shares; the By-laws, amended and restated May 15, 2002; the Registration Statement, and amendments thereto, including Post-Effective Amendment No. 26 to the Registration Statement substantially in the form in which it is to be filed with the SEC (which form contains a reference to the filing of the further Amendment to the Agreement and Declaration of Trust, noted above, as an Exhibit); a Certificate of Good Standing issued by the State of Delaware on June 9, 2003; pertinent provisions of the laws of Delaware; resolutions and other materials regarding the creation of the Funds and related matters in the form presented to the Trust's Board of Trustees at a meeting held on March 3 and 4, 2003, and portions of the minutes of that meeting in the form to be presented for approval at a meeting of the Trust's Board of Trustees to be held on June 10 and 11, 2003; and such other records, certificates,
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[FOLEY : LARDNER LOGO]

AIM Variable Insurance Funds
June 9, 2003
Page 2


documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

      We are not members of the Delaware bar. Nevertheless, based on the foregoing examination and our general familiarity with the laws of Delaware and their applicability here, we are of the opinion that:

            1. the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware; and

            2. the Series I and Series II classes of shares of the Funds to be offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid and non-assessable.

      This letter expresses our opinion as to provisions of the Delaware Statutory Trust Act, authorizing a fund's governing instrument to provide for such matters as classes or series of beneficial interest and their rights, powers and duties, and, in effect, due formation of fund series and authorization and issuance of such beneficial interests, and classes or series of such beneficial interests. However, this letter does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws.

      We consent to the use of this opinion as an Exhibit to the Registration Statement, as amended, and to the references to our firm under the caption "Legal Matters" in the statement of additional information contained in Post-Effective Amendment No. 26 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                Very truly yours,

                                                /s/  Foley & Lardner

                                                Foley & Lardner